UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 1, 2025

BKV CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-42282	85-0886382
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1200 17th Street, Suite 2100 Denver, Colorado	80202
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (720) 375-9680

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	BKV	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 7.01.          Regulation FD Disclosure.

On December 1, 2025, BKV Corporation (the “Company”) issued a press release announcing the commencement of an underwritten public offering by the Company of 6,000,000 shares of its common stock (the “Equity Offering”). A copy of such press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Also on December 1, 2025, the Company issued a press release announcing the pricing of the Equity Offering at a public offering price of $26.00 per share of its common stock. The Company has granted the underwriters a 30-day option to purchase up to an additional 900,000 shares from the Company at the public offering price, less underwriting discounts and commissions. A copy of such press release is attached hereto as Exhibit 99.2 and incorporated by reference herein.

This Current Report Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any security, including the Company’s common stock, nor a solicitation for an offer to purchase any security, including the Company’s common stock.

The information furnished in this Item 7.01 (including Exhibit 99.1 and Exhibit 99.2) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed to be incorporated by reference into any of the Company’s filings under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.          Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
99.1	Press Release, dated December 1, 2025, announcing the Equity Offering.
99.2	Press Release, dated December 1, 2025, announcing the pricing of the Equity Offering.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BKV Corporation

December 2, 2025	By:	/s/ David R. Tameron
David R. Tameron
Chief Financial Officer